UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2006
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI		48034
(Address of principal executive offices)		(Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Amended and Restated Credit and Guarantee Agreement
On April 25, 2006, Lear Corporation (“Lear”) entered into a $2.7 billion Amended and Restated Credit and Guarantee Agreement (the “New Credit Agreement”) by and among Lear, Lear Canada, each Foreign Subsidiary Borrower (as defined therein), the Lenders party thereto, JPMorgan Chase Bank, N.A., as general administrative agent, and the other Agents named therein. Lear issued a press release on April 25, 2006, announcing the New Credit Agreement. The press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
The New Credit Agreement replaces Lear’s Amended and Restated Credit and Guarantee Agreement, dated as of August 11, 2005 (the “Prior Credit Agreement”), among Lear, Lear Canada, the Foreign Subsidiary Borrowers party thereto, the lenders party thereto, various other entities and JPMorgan Chase Bank, N.A., as general administrative agent. The revolving credit facility under the Prior Credit Agreement was scheduled to mature on March 23, 2010, and the term loan facility under the Prior Credit Agreement was scheduled to mature on February 11, 2007. The revolving credit facility under the New Credit Agreement matures on March 23, 2010, and the term loan facility under the New Credit Agreement matures on April 25, 2012.
Lear’s obligations under the New Credit Agreement are secured by a pledge of all or a portion of the capital stock of Lear’s domestic subsidiaries and first-tier foreign subsidiaries, are partially secured by a security interest in substantially all of the assets of Lear and certain of Lear’s significant domestic subsidiaries and are guaranteed by certain of Lear’s subsidiaries that also guarantee Lear’s obligations under its outstanding senior notes. The New Credit Agreement provides for maximum term borrowing commitments of $1.0 billion and for maximum revolving borrowing commitments of $1.7 billion, which may be increased to $2.5 billion by Lear under certain circumstances. The New Credit Agreement provides for multicurrency borrowings in a maximum aggregate amount of $750 million, Canadian borrowings in a maximum aggregate amount of $200 million and swing-line borrowings in a maximum aggregate amount of $300 million, the commitments for which are part of the aggregate revolving credit facility commitment. Borrowings under the New Credit Agreement bear interest, payable no less frequently than quarterly, at (a) (1) applicable interbank rates, on Eurodollar and Eurocurrency loans, (2) the greater of the US prime rate and the federal funds rate plus 0.50%, on base rate loans, (3) the greater of the rate publicly announced by the Canadian administrative agent and the federal funds rate plus 0.50%, on US dollar denominated Canadian loans, (4) the greater of prime rate announced by the Canadian administrative agent and the average Canadian interbank bid rate (CDOR) plus 1.0%, on Canadian dollar denominated Canadian loans and (5) various published or quoted rates, on swing line and other loans, plus (b) a percentage spread ranging from 0% to a maximum of 2.75% depending on the type of loan and/or currency and Lear’s credit rating or leverage ratio. Under the New Credit Agreement, Lear agrees to pay a facility fee, payable quarterly, at rates ranging from 0.15% to a maximum of 0.50% depending on Lear’s credit rating or leverage ratio.
The New Credit Agreement contains certain affirmative and negative covenants, including (i) limitations on fundamental changes involving Lear or its subsidiaries, asset sales and restricted payments, (ii) a limitation on indebtedness of Lear with a maturity shorter than the term facility, (iii) a limitation on aggregate subsidiary indebtedness to an amount which is no more than 4% of Lear’s consolidated total assets, (iv) a limitation on aggregate secured indebtedness to an amount which is no more than $100 million and (v) requirements that Lear maintain an initial leverage ratio of not more than 4.25 to 1 with step-downs over time and an initial interest coverage ratio of not less than 2.50 to 1 with step-ups over time (as such ratios are defined in the New Credit Agreement).
The New Credit Agreement provides for customary events of default with corresponding grace periods, including, among other things, failure to pay any principal or interest when due, failure to comply with certain covenants, certain insolvency or receivership events affecting Lear or its material subsidiaries and a change in control of Lear (as defined in the New Credit Agreement). The general administrative agent and the Lenders may exercise customary remedies upon an event of default.

Certain of the Lenders party to the New Credit Agreement, and their respective affiliates, have performed, and may in the future perform, for Lear and its subsidiaries various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.
The foregoing description of the New Credit Agreement is qualified in its entirety by reference to the New Credit Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.
Supplemental Indentures
Lear is currently party to (1) the Indenture, dated as of May 15, 1999 (as supplemented, the “1999 Indenture”), among Lear, the Guarantors defined therein and The Bank of New York Trust Company, N.A. (as successor to The Bank of New York), as trustee, (2) the Indenture, dated as of March 20, 2001 (as supplemented, the “2001 Indenture”), among Lear, the Guarantors defined therein and The Bank of New York, as trustee, (3) the Indenture, dated as of February 20, 2002 (as supplemented, the “2002 Indenture”), among Lear, the Guarantors defined therein and The Bank of New York Trust Company, N.A. (as successor to The Bank of New York), as trustee, and (4) the Indenture, dated as of August 3, 2004 (the “2004 Indenture,” and together with the 1999 Indenture, the 2001 Indenture and the 2002 Indenture, the “Indentures”), among Lear, the Guarantors defined therein and The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee.
Pursuant to the Indentures, any subsidiary that becomes a Subsidiary Guarantor under the New Credit Agreement must also be added as a Guarantor under the Indentures. Lear Automotive Dearborn, Inc. (“Lear Dearborn”) became a Subsidiary Guarantor under the New Credit Agreement. As a result, on April 25, 2006, Lear Dearborn was also added as a Guarantor under each of the Indentures pursuant to, respectively, Supplemental Indenture No. 5 to the 1999 Indenture (“Supplemental Indenture No. 5”), Supplemental Indenture No. 4 to the 2001 Indenture (“Supplemental Indenture No. 4”), Supplemental Indenture No. 3 to the 2002 Indenture (“Supplemental Indenture No. 3”) and Supplemental Indenture No. 2 to the 2004 Indenture (“Supplemental Indenture No. 2,” and together with Supplemental Indenture No. 5, Supplemental Indenture No. 4 and Supplemental Indenture No. 3, the “Supplemental Indentures”). Lear Dearborn now, jointly and severally with the other Guarantors under each of the Indentures, unconditionally guarantees the due and punctual payment of all of Lear’s and the other Guarantors’ obligations thereunder.
The foregoing summary of the Supplemental Indentures is qualified in its entirety by reference to the Supplemental Indentures attached as Exhibits 10.2, 10.3, 10.4 and 10.5 hereto and incorporated by reference herein.
Item 1.02 Termination of a Material Definitive Agreement.
On April 25, 2006, the Prior Credit Agreement was replaced by the New Credit Agreement. Obligations under the Prior Credit Agreement were guaranteed by certain of Lear’s subsidiaries and secured by a pledge of all or a portion of the capital stock of certain of Lear’s significant subsidiaries. The Prior Credit Agreement provided for a $400 million term loan facility and a $1.7 billion revolving loan facility.
The Prior Credit Agreement was filed as Exhibit 10.1 to Lear’s Current Report on Form 8-K filed on August 12, 2005, and is incorporated by reference herein. A description of the material terms of the Prior Credit Agreement was set forth in such August 12, 2005 Form 8-K and in Lear’s Current Report on Form 8-K filed on March 25, 2005.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 with respect to the New Credit Agreement is incorporated by reference herein.

Section 3 — Securities and Trading Markets
Item 3.03 Material Modification to Rights of Security Holders.
The information set forth in Item 1.01 with respect to the Supplemental Indentures is incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Amended and Restated Credit and Guarantee Agreement, dated as of April 25, 2006, by and among Lear Corporation, Lear Canada, each Foreign Subsidiary Borrower (as defined therein), the Lenders party thereto, JPMorgan Chase Bank, N.A., as general administrative agent, and the other Agents named therein.

10.2	Supplemental Indenture No. 5 to the Indenture dated as of May 15, 1999, among Lear Corporation, the Guarantors set forth therein and The Bank of New York Trust Company, N.A. (as successor to The Bank of New York), as trustee.

10.3	Supplemental Indenture No. 4 to the Indenture dated as of March 20, 2001, among Lear Corporation, the Guarantors set forth therein and The Bank of New York, as trustee.

10.4	Supplemental Indenture No. 3 to the Indenture dated as of February 20, 2002, among Lear Corporation, the Guarantors set forth therein and The Bank of New York Trust Company, N.A. (as successor to The Bank of New York), as trustee.

10.5	Supplemental Indenture No. 2 to the Indenture dated as of August 3, 2004, among Lear Corporation, the Guarantors set forth therein and The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company, N.A.), as trustee.

99.1	Press Release of Lear Corporation issued April 25, 2006.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION,
a Delaware corporation

Date: April 25, 2006	By:	/s/ Daniel A. Ninivaggi

	Name:	Daniel A. Ninivaggi
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit and Guarantee Agreement, dated as of April 25, 2006, by and among Lear, Lear Canada, each Foreign Subsidiary Borrower (as defined therein), the Lenders party thereto, JPMorgan Chase Bank, N.A., as general administrative agent, and the other Agents named therein.

10.2	Supplemental Indenture No. 5 to the Indenture dated as of May 15, 1999, among Lear Corporation, the Guarantors set forth therein and The Bank of New York Trust Company, N.A. (as successor to The Bank of New York), as trustee.

10.3	Supplemental Indenture No. 4 to the Indenture dated as of March 20, 2001, among Lear Corporation, the Guarantors set forth therein and The Bank of New York, as trustee.

10.4	Supplemental Indenture No. 3 to the Indenture dated as of February 20, 2002, among Lear Corporation, the Guarantors set forth therein and The Bank of New York Trust Company, N.A. (as successor to The Bank of New York), as trustee.

10.5	Supplemental Indenture No. 2 to the Indenture dated as of August 3, 2004, among Lear Corporation, the Guarantors set forth therein and The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company, N.A.), as trustee.

99.1	Press Release of Lear Corporation issued April 25, 2006.